EXHIBIT 10.1
FIRST AMENDMENT TO AWARD NOTICE
AND
RESTRICTED STOCK UNIT AGREEMENT
CHEWY, INC.
2019 OMNIBUS INCENTIVE PLAN

July 22, 2021
    This First Amendment to the Award Notice and Restricted Stock Unit Agreement, by and between Chewy, Inc. (the “Company”) and J.K. Symancyk (the “Participant”), is entered into as of the date hereof, pursuant to the Chewy, Inc. 2019 Omnibus Incentive Plan (the “Plan”). Capitalized terms used herein but otherwise defined have the meaning assigned to them in the Plan.
    WHEREAS, on June 18, 2019, Participant was granted an award of Restricted Stock Units pursuant to the Plan under that certain Award Notice and Restricted Stock Unit Agreement, dated as of June 18, 2019, by and between the Company and the Participant (the “Agreement”); and
    WHEREAS, the Participant and the Company hereby desire to amend certain provisions of the Agreement.
    NOW, THEREFORE, the Company and the Participant agree as follows:
1.Section 1 of the Restricted Stock Unit Agreement portion of the Agreement is amended to add the following definitions in proper alphabetical order:
“Service” or “Service with the Company” means (i) the period during which the Participant is employed by the Company or PetSmart LLC, or its subsidiaries, parents or successors (“PetSmart”), whether or not PetSmart is an Affiliate of Chewy, or (ii) the period during which the Participant is a member of the Board of Directors.
2.Except as otherwise provided herein, the Agreement shall remain unaltered and in full force and effect.

    IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the day and year first written above.
CHEWY, INC.

By:	/s/ Sumit Singh
Sumit Singh
Chief Executive Officer

 Acknowledge and agreed as of the date first written above:

/s/ J.K. Symancyk
Participant Signature: J.K. Symancyk

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